Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 15, 2003 relating to the financial statements, which appears in Bank of America Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 14, 2003